UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 4, 2009

IMPLANT SCIENCES CORPORATION
(Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

600 Research Drive
Wilmington, Massachusetts 01887
 (Address of Principal Executive Offices, including Zip Code)

(978) 752-1700
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 4, 2009, Implant Sciences Corporation (the “Company”) and each of its subsidiaries, IMX Acquisition Corp., Accurel Systems International Corporation and C Acquisition Corp., entered into a Credit Agreement (the “Credit Agreement”) with DMRJ Group LLC (the “Investor”) pursuant to which the Investor provided the Company with a revolving line of credit, in the maximum principal amount of $3,000,000. In connection with the Credit Agreement, the Company issued to the Investor a Promissory Note (the “Note”), evidencing the Company’s obligations under the credit facility.

Each of the Company’s subsidiaries guaranteed the Company’s obligations under the Note. The obligations of the Company under the Note and of its subsidiaries under the guarantees are secured by grants of first priority security interests in all of the assets of the Company and such subsidiaries. In addition, the Company has agreed to cause all receivables and collections of the Company to be deposited in a bank deposit account pledged to the Investor pursuant to a blocked account agreement. All funds deposited in the blocked collections account will be applied towards the repayment of the Company’s obligations to the Investor under the Note. Until the Note and all obligations of the Company thereunder have been paid and satisfied in full, the Company will have no right to access or make withdrawals from the blocked account without the consent of the Investor.

The Note bears interest at the rate of 25% per annum. Interest under the Note will be due on the first day of each calendar month. The principal balance of the Note, together with all outstanding interest and all other amounts owed under the Note, will be due and payable on December 10, 2009. The Company may prepay all or any portion of the principal amount of the Note, without penalty or premium, after prior notice to the Investor.

Subject to applicable cure periods, amounts due under the Note are subject to acceleration upon certain events of default, including: (i) any failure of the Company to pay when due any amount owed under the Note; (ii) any failure by the Company to observe or perform any other condition, covenant or agreement contained in the Note or certain conditions, covenants or agreements contained in the Credit Agreement; (iii) certain suspensions of the listing or trading of the Company’s common stock; (iv) a determination that any misrepresentation made by the Company to the Investor in the Credit Agreement or in any of the agreements delivered to the Investor in connection with the Credit Agreement were false or incorrect in any material respect when made; (v) certain defaults under agreements related to any of the Company’s other indebtedness; (vi) the institution of certain bankruptcy and insolvency proceedings by or against the Company; (vii) the entry of certain monetary judgments against the Company that are not dismissed or discharged within a period of 20 days; (viii) certain cessations by the Company of business in the ordinary course; (ix) the seizure of any material portion of the Company’s assets by any governmental authority; and (x) the indictment of the Company for any criminal activity.

In lieu of paying the Investor any commitment fees, closing fees or other fees in connection with the transactions contemplated by the Credit Agreement, the Company has agreed to pay the Investor an additional amount equal to 50% of the aggregate net profits of the Company and its subsidiaries generated between the closing date through the termination of the credit facility. Such payments will be due and payable as earned upon (i) each request for an advance under the Note, and (ii) the termination of the credit facility.

Upon the closing of the credit facility, the Company requested and was granted an initial advance of approximately $1,633,000, of which the Company used approximately $715,000 to repay all of its outstanding indebtedness to the Investor pursuant to a bridge note issued to the Investor on August 5, 2009, and approximately $548,000 to retire certain obligations owed to other parties. The Company intends to use the balance of the initial advance, and to use the remainder of the facility, for working capital and ordinary course general corporate purposes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See the disclosures in Item 1.01 above, which are incorporated herein by this reference.

Item 7.01.	Regulation FD Disclosure

On September 11, 2009, the Company issued a press release announcing the transactions and events described in Item 1.01 above. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The press release and the information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.                         Description

10.1	Credit Amendment, dated September 4, 2009, among Implant Sciences Corporation, C Acquisition Corp., Accurel Systems International Corporation, IMX Acquisition Corp. and DMRJ Group LLC.

10.2	Promissory Note, dated September 4, 2009, in the maximum principal amount of $3,000,000, issued by Implant Sciences Corporation to DMRJ Group LLC.

10.3
Security Agreement, dated as of September 4, 2009, among Implant Sciences Corporation, C Acquisition Corp., Accurel Systems International Corporation and IMX Acquisition Corp., as grantors, and DMRJ Group LLC, as secured party.

10.4
Patent Security Agreement, dated as of September 4, 2009, among Implant Sciences Corporation, C Acquisition Corp., Accurel Systems International Corporation and IMX Acquisition Corp., as grantors, and DMRJ Group LLC, as secured party.

10.5
Guaranty, dated as of September 4, 2009, of the obligations of Implant Sciences Corporation by C Acquisition Corp., Accurel Systems International Corporation and IMX Acquisition Corp. in favor of DMRJ Group LLC.

99.1	Press Release of Implant Sciences Corporation dated September 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPLANT SCIENCES CORPORATION

By:  /s/  Glenn D. Bolduc
Glenn D. Bolduc
President and Chief Executive Officer

Date:  September 11, 2009

EXHIBIT INDEX

Exhibit No.                         Description

10.1	Credit Amendment, dated September 4, 2009, among Implant Sciences Corporation, C Acquisition Corp., Accurel Systems International Corporation and IMX Acquisition Corp., DMRJ Group LLC.

10.2	Promissory Note, dated September 4, 2009, in the maximum principal amount of $3,000,000, issued by Implant Sciences Corporation to DMRJ Group LLC.

10.3
Security Agreement, dated as of September 4, 2009, among Implant Sciences Corporation, C Acquisition Corp., Accurel Systems International Corporation and IMX Acquisition Corp., as grantors, and DMRJ Group LLC, as secured party.

10.4
Patent Security Agreement, dated as of September 4, 2009, among Implant Sciences Corporation, C Acquisition Corp., Accurel Systems International Corporation and IMX Acquisition Corp., as grantors, and DMRJ Group LLC, as secured party.

10.5
Guaranty, dated as of September 4, 2009, of the obligations of Implant Sciences Corporation by C Acquisition Corp., Accurel Systems International Corporation and IMX Acquisition Corp. in favor of DMRJ Group LLC.

99.1	Press Release of Implant Sciences Corporation dated September 11, 2009.